UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2014

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 8, 2014, Comcast Corporation held a special meeting of shareholders in connection with its proposed merger with Time Warner Cable Inc. (the “merger”) pursuant to the Agreement and Plan of Merger, dated as of February 12, 2014, among Comcast, Tango Acquisition Sub, Inc. and Time Warner Cable.

At the special meeting, shareholders approved the issuance of shares of Comcast’s Class A common stock to Time Warner Cable stockholders as consideration in the merger (the “stock issuance”).  The shareholders that voted at the special meeting represented approximately 84% of the eligible shares entitled to vote in person or by proxy. The number of votes cast for and against and the number of abstentions and broker non-votes are set forth below.

For	Against	Abstain	Broker Non-Votes
353,614,954	1,518,317	1,441,161	0

Because there were sufficient votes at the time of Comcast’s special meeting to approve the stock issuance, a vote was not called on the proposal to approve the adjournment of the Comcast special meeting if necessary to solicit additional proxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	October 8, 2014	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary